Exhibit 4.1

Number	Shares

[GRAPHIC OMITTED — U-STORE-IT LOGO]

U-STORE-IT TRUST
A Real Estate Investment Trust organized under the laws of the State of Maryland

COMMON SHARES	IP 91274F 10 4

THIS CERTIFICATE IS TRANSFERABLE	SEE REVERSE FOR CERTAIN
IN THE CITIES OF CHICAGO, IL OR	DEFINITIONS AND LEGENDS
NEW YORK, NY

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY-PAID AND NONASSESSABLE COMMON SHARES, $.01 PAR VALUE, OF

U-STORE-IT TRUST

transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Declaration of Trust, as amended, and the Bylaws of the Trust (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated_______________

/s/ Patricia A. Rocewicky SECRETARY	[seal]	/s/ Robert J. Amsdell CHAIRMAN OF THE BOARD OF
TRUSTEES AND CHIEF EXECUTIVE
OFFICER

COUNTERSIGNED AND REGISTERED:
              LASALLE BANK NATIONAL ASSOCIATION
       (CHICAGO, ILLINOIS)

BY	TRANSFER AGENT
AND REGISTRAR

AUTHORIZED OFFICER

[FORM OF REVERSE OF CERTIFICATE]

U-STORE-IT TRUST

               The Trust will furnish to any Shareholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class which the Trust is authorized to issue in series, to the extent they have been set, and of the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of a preferred or special class of shares. Such request may be made to the secretary of the Trust or to its transfer agent.

               The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 5 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares, other than (A) an Excepted Holder, or (B) a Designated Investment Entity; (ii) no Person may Beneficially Own or Constructively Own Preferred Shares of the Trust in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust; (iii) no Excepted Holder may Beneficially Own or Constructively Own Common Shares in excess of the Excepted Holder Limit for such Excepted Holder, as set forth in the Trust’s Declaration of Trust; (iv) no Designated Investment Entity may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; (v) no Person may Beneficially Own Shares that would result in the Trust being “closely held” under Section 856(h) of the Internal Revenue Code of 1986 (the “Code”) or otherwise cause the Trust to fail to qualify as a real estate investment trust under the Code; and (vi) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the limitations set forth in the Trust’s Declaration of Trust must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

               The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common
TEN ENT = as tenants by the entireties
JT TEN = as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —	__________________Custodian__________________
(Cust) (Minor)
under Uniform Gifts to Minors
Act_________________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received,________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

__________________________Shares represented by the within Certificate,

and do hereby irrevocably constitute and appoint ________________________________________
Attorney to transfer the said Shares on the books of the within-named Trust with full power of substitution in the premises.

Dated________________________

__________________________________
Signature NOTICE: THE SIGNATURE TO THIS
ASSIGNMENT MUST CORRESPOND WITH THE
NAME AS WRITTEN UPON THE FACE OF THE
CERTIFICATE, IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT, OR
ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By:_______________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKHOLDERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.